UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2004

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 7.

Exhibits

99

Press Release

Item 9.

Regulation FD Disclosure

On June 10, 2004, the Registrant issued the press release attached hereto as Exhibit 99, and incorporated herein by reference.

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  June 10, 2004

EXHIBIT 99.1

ABLEAUCTIONS ANNOUNCES STRONG START TO ITS INDUSTRIAL AUCTION PLATFORM – NAALIVE.COM

FIFE, WASHINGTON – June 10, 2004 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today that it’s industrial auction platform, launched April 7, 2004 in conjunction with the National Auctioneers Association (NAA) to provide it’s members with a powerful, effective and economical online solution for broadcasting auctions over the Internet under the URL “naalive.com”, has already facilitated 47 auction sessions for the second quarter of 2004.  Coupled with the iCollector’s 68 auction sessions on eBay Live Auctions for the second quarter, the Company is poised to set a record for the number of auction sessions it facilitates in 2004.

Despite the growth, the Company expects to continue increasing the number of auction sessions it runs and will release the second phase of its powerful Internet auction technology in the third quarter of 2004, providing NAA members and users with numerous enhancements and self-serve features.

Founded in 1948, the NAA represents approximately 7,000 auctioneers worldwide with members in every single state in the United States and covering the multi-billion dollar real estate, automotive, fine art, cattle, equipment and manufacturing segments.  On March 29, 2004, the Company entered into an agreement with the National Auctioneers Association (NAA) to serve as its exclusive online auction-broadcasting contractor.

About Ableauctions.com

Ableauctions.com is a high-tech auctioneer that conducts auctions live and simultaneously broadcasts them over the Internet.  With the experience of over 3,000 auctions, the Company has developed state-of-the-art technology to broadcast Internet auctions (www.ableauctions.com/technology) and currently provides technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com.

About iCollector.com

iCollector.com is a wholly owned subsidiary of Ableauctions and is the independent connection to the world's auction houses.  It was the first company dedicated to trading antiques, fine art and premium collectibles on the Internet and today represents some of the world's leading auction houses.  Since January 2001, it has broadcast hundreds of live auctions in real-time on eBay Live Auctions, directly from the salesroom as the auction happens.  iCollector can help you find, buy or sell art, antiques and collectibles online.

About iTrustee and Unlimited Closeouts

iTrustee.com Technologies Ltd. and Unlimited Closeouts Inc. are wholly owned subsidiaries of Ableauctions.com Inc. iTrustee.com is a reseller platform designed to sell bank and trustee inventories, as well as distressed merchandise, exclusively to resellers, auctioneers and liquidators.

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our on-line auction business, our ability to implement our inventory procurement strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results may differ materially from the Company's expectations and estimates.